Amendment of
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT, made and entered into April 13, 2001 (the "Effective Date"), by and between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company");

                                WITNESSETH THAT:
                                ----------------

     WHEREAS, the Executive and the Company have previously entered into an employment agreement dated February 27, 2001 (the "Employment Agreement"), and the parties to the Employment Agreement wish to amend its terms;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows, effective as of the Effective Date:

         1. The following is hereby substituted for the second sentence of paragraph 2(b) of the EmploymentAgreement:

         "Notwithstanding the foregoing provisions of this paragraph (b), for the performance period beginning on the Employment Commencement Date and ending September 30, 2001, the Executive shall not be entitled to a bonus."

         2. The following is hereby substituted for paragraph 2(c)(ii) of the Employment Agreement:

         "As of April 13, 2001, the Executive shall be granted an option covering 1,000,000 shares of Stock. The terms of such option shall be reflected in the Notice of Grant of Stock Options and Award Agreement set forth as Supplement 1C to this Agreement, which is attached to and forms a part of this Agreement. The exercise price for the option granted under this paragraph (ii) shall be $1.41 per share of Stock. For the avoidance of doubt, it is recited here that the option granted pursuant to this paragraph (ii) is in lieu of the options that would otherwise have been granted pursuant to this paragraph (ii) as in effect prior to its amendment on April 13, 2001."

         3. The following new paragraph 2(p) is hereby added to the Employment Agreement, to follow immediately after paragraph 2(o) thereof:

         "(p) As soon as practicable after April 13, 2001, the Executive shall receive from the Company a one-time lump sum cash payment of $2,000,000. However, if the Executive's employment is terminated in accordance with paragraph 3(c) (relating to termination for Cause) or 3(e) (relating to resignation by the Executive), and his Date of Termination occurs before the earlier of February 27, 2004 or the occurrence of a Strategic Transaction (as defined below) then, as of the Date of Termination, the Executive shall be required to repay to the Company, such $2,000,000 amount without interest, which repayment shall be due as soon as practicable after such Date of Termination. For the avoidance of doubt, it is recited here that the payment made in accordance with this paragraph (p) shall not be taken into account for purposes of determining the Executive's life insurance or any other compensation or benefits. For purposes of this Agreement, a "Strategic Transaction" shall occur on the date of the events described in any of clause (i), (ii), or (iii) next following: (i) the date of the consummation of a merger, consolidation or other similar transaction involving the Company and any other entity, other than (1) a merger, consolidation or other similar transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or, if the surviving entity has a parent, the parent), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or Subsidiary, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such transaction, or (2) a merger, consolidation or other similar transaction effected to implement a recapitalization of the Company in which no person (determined pursuant to clause (i) of Supplement 2) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by the Company, its Subsidiaries or its Affiliates, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate or Subsidiary) representing more than 50% of either the then outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities; (ii) the date of the consummation of a plan of complete liquidation of the Company, or the date of the sale or disposition by the Company of all or 50% or more of the Company's assets; or (iii) the date that is thirty days after the filing of a voluntary petition for relief under the Bankruptcy Code by the Company or the date that is thirty days after the entry of a judicial order for relief in connection with an involuntary petition for relief under the Bankruptcy Code filed against the Company. For purposes of this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934."

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.

                                             -----------------------------------
                                                            Norman P. Blake, Jr.

                                                                  Comdisco, Inc.

                                        By: ____________________________________
                                                  Its: _________________________

                                  Supplement 1C
                               Grant Outside Plan
              Notice of Grant of Stock Options and Award Agreement

         This Supplement 1C is attached to and forms a part of the amendment of employment agreement (the "Agreement") between Norman P. Blake, Jr. (the "Executive") and Comdisco, Inc. (the "Company") made and entered into April 13, 2001. The purpose of this Supplement 1C is to set forth the Notice of Grant of Stock Options and Award Agreement applicable to a certain stock option award to be granted pursuant to paragraph 2(c)(ii) of the Agreement.

              NOTICE OF GRANT OF STOCK OPTIONS AND AWARD AGREEMENT

                                                             Option Number:
                                                             ID:

Effective 4/13/01, and pursuant to the terms of paragraph 2(c)(ii) of your employment agreement with Comdisco, Inc. (the "Company") dated April 13, 2001 (the "Agreement"), you have been granted a Non-Qualified Stock Option to buy 1,000,000 shares of Company stock at $1.41 per share.

This grant of stock options is not made under the Comdisco, Inc. 1998 Long-Term Stock Ownership Incentive Plan (as Amended and Restated Effective September 29,
2000) (the "Plan"), but is subject to the same terms and conditions as though it had been made under the Plan (provided, however, that this grant shall not be counted against the total set forth in Section 3(a) of the Plan, and shall not be subject to the provisions of Section 3(b) of the Plan), and the grant shall be subject to the following additional terms and conditions.

The total option price of the shares granted is $1,410,000.

The option will become vested and remain exercisable in accordance with the terms of the Agreement.

Tax Treatment: This option is a "non-qualified option." You are not subject to Federal income taxation at the time of grant. Upon exercise of a non-qualified option, the difference between the option exercise price and the fair market value of the common stock on the date of exercise will be considered ordinary income.

By your signature and Comdisco's signature below, you and Comdisco agree that these options are granted under and governed by the terms and conditions of the Plan and the Award Agreement, all of which are attached and made a part of this document.


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Comdisco, Inc.                     Date

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Norman P. Blake, Jr.               Date